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                                  EXHIBIT 3.1
                                  -----------


                            CERTIFICATE OF AMENDMENT

                                       OF

                                INFLUENCE, INC.

                  *******************************************



     Influence, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of Influence, Inc. be amended by changing Article FOURTH so that said Article be and read as follows:

               "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5,550,000 shares consisting of 4,800,000 shares of Common Stock with a par value of one tenth of one cent ($.001) per share and 750,000 shares of Preferred Stock with a par value of one cent ($.01) per share."

    SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.


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          IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Andrew Smith, its president, this 3rd day of November, 1995.


                                    INFLUENCE, INC.


                                    By:  /s/ Andrew M. Smith
                                         -------------------------
                                             Andrew M. Smith
                                         Vice President-Operations

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                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                                INFLUENCE, INC.


     Influence, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby amend and restate its Certificate of Incorporation as follows: The Corporation was incorporated on November 9, 1994. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

     FIRST:    The name of the corporation is Influence, Inc. (the
"Corporation").

     SECOND:   The address of its registered office in the State of Delaware is
32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   the total number of shares of stock which the corporation shall have authority to issue is 5,550,000 shares consisting of 5,000,000 shares of Common Stock with a par value

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of one cent ($.01) per share and 550,000 shares of Preferred Stock, with a par value of five dollars ($5.00) per share.

     The Board of Directors shall be elected to the Board of Directors by a majority vote of the shares of Common Stock voting thereon.

     Any action to be taken by stockholders shall require a majority vote of the shares of Common Stock voting thereon. The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business.

     The express terms and provisions of the shares so classified and designated Preferred Stock, are as follows:

                  (i) The holders of both Preferred Stock shall not be entitled to vote on any matters requiring or submitted to a vote of the stockholders of the Corporation, except as expressly provided by the General Corporation Law of the State of Delaware.

                  (ii) Holders of the shares of Preferred Stock may at any time convert such preferred shares into shares of Common Stock at the rate of one (1) share of Common Stock for each share of Preferred Stock.

                  (iii) Upon the dissolution or liquidation of the Corporation, the holders of Preferred Stock shall be entitled to receive from the assets available for distribution to the stockholders, payment of five dollars (($5.00) per share before any payment shall be made to the holders of the shares of any other class of stock. These payments made to the holders of Preferred Stock shall be referred to as the "Liquidation Amounts." The remainder of the assets available for distribution of the Corporation, after the payment of five dollars (($5.00) per share to

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          the holders of the Preferred Stock shall be distributed to the holders of all outstanding shares, Common and Preferred, equally on a per share basis.

                  (iv) Upon the occurrence of an Extraordinary Preferred Stock Event (as defined below), the Liquidation Amounts shall be adjusted by multiplying the then effective Liquidation Amounts by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such Extraordinary Preferred Stock Event and the denominator of which shall be the number of shares of Preferred Stock outstanding immediately after such Extraordinary Preferred Stock Event, and the product so obtained shall thereafter be the Liquidation Amount. The Liquidation Amount, as so adjusted, shall be readjusted in the same manner upon the occurrence of any subsequent Extraordinary Preferred Stock Event or Events. An "Extraordinary Preferred Stock Event" means (A) the issuance of the additional shares of Preferred Stock as a dividend or other distribution of outstanding shares of Preferred Stock of the Corporation, (b) a subdivision of outstanding shares of Preferred Stock into a greater number of shares of Preferred Stock, or ((C) a combination of outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock.

                  (v) Upon the occurrence of an Extraordinary Common Stock Event (as defined below), the number of shares of Common Stock into which each share of Preferred Stock may be converted shall be adjusted by multiplying the then number of shares of Common Stock issuable upon conversion of Preferred Stock immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Common Preferred Stock Event, and the product so obtained shall thereafter be the adjusted number of shares of Common Stock issuable upon conversion. Such rate of conversion, as so adjusted, shall be readjusted in the same manner upon the occurrence of any subsequent Extraordinary Common Stock Event or Events.

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          An "Extraordinary Common Stock Event" means (A) the issuance of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock of the Corporation, (B) a subdivision of outstanding shares of Common Stock, or (C) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock; provided, however, that in any of such cases, if a similar event occurs resulting in a proportionate increase or decrease in the number of shares of the Preferred Stock, then no adjustment shall be made pursuant to this provision.

                  (vi) If the Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend) then and in each such event the holders of the shares of Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (vii) If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation where the Corporation is not the surviving entity, then, as part of such merger or consolidation, provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation to which such holder had converted its share of Preferred Stock immediately prior to such merger or consolidation.

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                  (viii)  To exercise its conversion privilege, a holder of
          Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Article FOURTH, and cash, as provided in provision (ix) hereafter, in respect of any fraction of share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

                  (ix) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted, the cash value of such fractional shares in an amount based on the fair market value per share of the Common Stock as determined by the Board of Directors, as of the close of business on the Conversion Date.

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                  (x) In the event some but not all of the shares of Preferred
          Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

                  (xi) The Corporation shall at all times reserve and keep available authorized but unissued shares of Common Stock as shall from time to time be sufficient for the conversion of all outstanding shares of Preferred Stock into shares of Common Stock.

     Dividends, when and as declared by the Board of Directors, shall be payable to the holders of the Common and Preferred Stock equally on a per share basis.

     FIFTH:  The name and mailing address of the incorporator are as follows:

                  Name                         Mailing Address
                  ----                         ---------------

                  D. M. Baker                  32 Loockerman Square
                                               Suite L-100
                                               Dover, Delaware 19904

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or

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of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and for the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the

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phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation

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shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any B-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the

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benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

     IN WITNESS WHEREOF, the corporation has issued its corporate seal to be affixed thereto and this amended and restated certificate of incorporation to be signed by its Incorporator this 11th day of January, 1995.



                                          /s/ Lewis C. Pell
                                          -----------------------
                                              Lewis C. Pell
                                              Director

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